NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held January 22, 1999

                                  [LOGO]

                         GOOD TIMES RESTAURANTS INC.
                             601 Corporate Circle
                            Golden, Colorado 80401

To the shareholders of Good Times Restaurants Inc.:

An Annual Meeting of the shareholders of Good Times Restaurants Inc. (the "Company") will be held at the Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado, 80030 on January 22, 1999 at 2:00 PM (MST), or at any adjournment or postponement thereof, to vote upon the following matters:

     (i) to elect seven directors to serve during the ensuing year and until their successors are elected and qualified;

    (ii) to increase the number of shares of the Company's common stock which are authorized in its 1992 Incentive Stock Option Plan from 150,000 to 525,000 shares;

   (iii) to increase the number of shares of the Company's common stock which are authorized in its 1992 Non-Statutory Stock Option Plan from 60,000 to 125,000 shares; and

    (iv) to transact such other business as may properly come before the meeting.

Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on December 11, 1998 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. THE DELIVERY OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          Sincerely,

                                          Susan Knutson
                                          Secretary
                                          Denver, Colorado

December 18, 1998





                       GOOD TIMES RESTAURANTS INC.
                          601 Corporate Circle
                         Golden, Colorado 80401
                            (303) 384-1400


                    ======================================
                             PROXY STATEMENT
                    ======================================

                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JANUARY 22, 1999

===========================================================================

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Good Times Restaurants Inc., a Nevada corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 2:00 PM (MST) on January 22, 1999 at the Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado 80030, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and accompanying form of Proxy will be first mailed or given to all shareholders of the Company on or about December 18, 1998. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast "FOR" the proposals presented. Provided that a majority of all outstanding shares of common stock of the Company are represented in person or by proxy at the Annual Meeting (a quorum), the vote of a majority of the shares represented at the meeting in person or by proxy will be required to enact any or all of the proposals.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998 IS INCLUDED WITH THIS PROXY STATEMENT.

                              VOTING SECURITIES

     The close of business on December 11, 1998, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were outstanding 1,754,991 shares of the Company's $.001 par value common stock (hereinafter referred to as the "common stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting.

     A majority of all votes entitled to be cast, represented in person or by proxy, constitutes a quorum at the Annual Meeting. If a quorum is present, approval of all matters upon which the shareholders are to vote requires the approval of a majority of shares represented in person or by proxy at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 1, 1998, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's common stock ("Principal Shareholders"), all directors and officers individually and all directors and officers of the Company as a group. There are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.


                              Number of
                              Common
                              Shares
Name, Address and             Beneficially                  % of
Position Held                 Owned                         Class**
The Bailey Company, L.P.      460,828 (1)                   26.26%
601 Corporate Circle
Golden, CO  80401

The Erie County               502,608 (1)                   28.64%
  Investment Co.
601 Corporate Circle
Golden, CO  80401

David E. Bailey                15,500 (3)                     *
601 Corporate Circle
Golden, CO  80401
Director

Geoffrey R. Bailey             28,650 (3)                    1.63%
601 Corporate Circle
Golden, CO  80401
Chairman, Director

Dan W. James, II               69,455 (2),(4)                3.95%
601 Corporate Circle
Golden, CO 80401
Director

Boyd E. Hoback                 52,254 (5)                    2.90%
601 Corporate Circle
Golden, CO 80401
Officer and Director

Richard J. Stark               10,100 (4)                     *
6075 South Quebec
Suite 103
Englewood, CO  80111
Director

Thomas P. McCarty               5,500 (4)                     *
8779 Johnson Street
Arvada, CO  80005
Director

Alan A. Teran                  10,900 (4)                     *
2126 Knollwood Drive
Boulder, CO  80302
Director

Robert D. Turrill              16,765 (6)                     *
601 Corporate Circle
Golden, CO 80401
Officer

Scott G. LeFever               14,605 (6)                     *
601 Corporate Circle
Golden, CO 80401
Officer

All officers and directors
as a group (9 persons)         223,729 (7)                  12.07% (7)

_______________________
*    Less than one percent

** Rule 13-d under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, but not limited to, the exercise of any option, warrant, right or conversion of a security. Any securities not outstanding that are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person. All numbers of shares in this Proxy Statement reflect the 1 for 5 reverse split of the Company's common stock as approved by the shareholders on February 12, 1998.

     (1) Includes 426,667 shares of common stock which were issued to The Bailey Company, L.P. ("TBC") as of August 31, 1998 upon conversion of 1,000,000 shares of the Company's Series A Convertible Preferred Stock, $.01 par value, owned by TBC (the "Conversion Shares"). All of the Conversion Shares are "restricted securities" and as such are subject to limitations on resale. The Conversion Shares may be sold pursuant to Rule 144 under certain circumstances and may be registered for resale in the future. TBC is 77% owned by The Erie County Investment Co. ("Erie") which should be deemed the beneficial owner of the Company's common stock held by TBC. Erie also owns 41,780 shares of the Company's common stock in its own name. David Bailey is a director and the president of Erie and Geoffrey Bailey is a director and the executive vice president of Erie.

     (2) Includes an aggregate of 24,296 shares held in various Trusts for the benefit of Mr. James.

     (3) Includes 4,000 shares of presently exercisable non-statutory stock options.

     (4) Includes 5,000 shares of presently exercisable non-statutory stock options.

     (5) Includes 13,049 shares of presently exercisable non-statutory stock options and 30,880 of presently exercisable incentive stock options.

     (6) Includes 2,761 shares of presently exercisable non-statutory stock options and 10,600 of presently exercisable incentive stock options.

     (7) Does not include shares held beneficially by TBC and Erie. If such shares were included, the number of shares beneficially held by all officers and directors as a group would be 726,337 and the percentage of class would be 39.18%.

     All shares held by the officers, directors and Principal Shareholders listed above are "restricted securities" and as such are subject to limitations on resale. The shares may be sold pursuant to Rule 144 under certain circumstances.

                   DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of the Company are as follows:


Name                Age    Positions                  Date Began With Company
Geoffrey R. Bailey  47     Chairman of the Board       October 1996

Dan W. James, II    51     Director                    August 1989

Boyd E. Hoback      43     President, Chief Executive  September 1987
                            Officer and Director

Robert D. Turrill   50     Vice President of           October 1990
                            Marketing

Scott G. LeFever    40     Vice President of           September 1987
                            Operations

Richard J. Stark    58     Director                    July 1990

Thomas P. McCarty   45     Director                    April 1994

Alan A. Teran       53     Director                    April 1994

David E. Bailey     43     Director                    October 1996

___________________

     This paragraph sets forth certain background information about the Company and its affiliates, which information is necessary to fully understand the following executive officer and director descriptions. The Company was organized under Nevada law in 1987 and is now the parent company for Good Times Drive Thru Inc. ("Drive Thru"), a wholly owned subsidiary which is engaged in the business of developing, owning, operating and franchising restaurants under the name Good Times Drive Thru Burgers(SM). Round the Corner Restaurants, Inc. ("RTC") was established in 1968 and developed a chain of sit-down gourmet hamburger restaurants. In 1986, RTC, then a closely held corporation, formed Drive Thru to develop the Good Times' concept and business and in 1988 RTC distributed Drive Thru stock to its shareholders after which Drive Thru operated as an independent company. Between 1990 and 1993, the Company, Drive Thru and RTC entered into a series of transactions (including the merger of the Company with Drive Thru and RTC) resulting in Drive Thru and RTC becoming wholly owned subsidiaries of the Company. On September 30, 1995, the Company sold 100% of the stock of RTC. As a result of underperforming restaurants and other financial difficulties, RTC subsequently filed for Chapter 11 bankruptcy protection in October 1996 (see "Round the Corner").

     Geoffrey R. Bailey, Chairman. Mr. Bailey is a director and executive vice president of the Erie County Investment Company ("Erie"). He is responsible for the operations and development of 64 Arby's restaurants owned by The Bailey Company, a 77% owned subsidiary of Erie. Mr. Bailey is a graduate of the University of Denver with a Bachelor's Degree in Business Administration. He joined Erie in 1979 and became Chairman of the Board of the Company in October 1996.

     Dan W. James, II, Director. Mr. James became a Director of the Company on December 18, 1990 and served as Chairman from December 16, 1992 to October 1, 1996. He is also a Director of Drive Thru. Mr. James is one of the co-founders of RTC and had served as a Director of RTC from 1968 until 1992. Mr. James devotes the majority of his time to the management of private investments.

     Boyd E. Hoback, President, CEO and Director. Mr. Hoback had served as Vice President, Chief Operating Officer and Treasurer of the Company since December 18, 1990, and as a Director since February 1992. Mr. Hoback held similar positions with Drive Thru from its inception in December 1986. On December 16, 1992, Mr. Hoback was elected President and Chief Executive Officer of the Company. He is also Chairman of the Board of Directors, President and Chief Executive Officer of Drive Thru. Prior to assuming his positions with Drive Thru, Mr. Hoback served as Executive Vice President of Finance and Development of RTC since 1983.

     Robert D. Turrill, V.P. of Marketing. Mr. Turrill has been involved in all phases of operations with direct responsibility for menu development, purchasing and cost control, research and multi-media advertising for RTC. Subsequent to the merger of the Company and RTC in 1992, Mr. Turrill devoted a portion of his time to the development of a marketing program for Drive Thru. As Drive Thru continued to expand, Mr. Turrill's time devoted to Drive Thru increased significantly. Therefore, Mr. Turrill was transferred from RTC to the newly created Company position of Vice President of Marketing, effective October 1, 1994. Mr. Turrill is also a principal in Great Burgers, Inc., the franchisee of the RTC food court in Dallas, Texas.

     Scott G. LeFever, V.P. of Operations. Mr. LeFever has been involved in all phases of operations with direct responsibility for unit service performance, personnel and cost controls. Mr. LeFever was Director of Operations for RTC from 1983 to 1987. He then became Director of Operations for Drive Thru from 1987 to 1992 during which time he helped develop the Drive Thru operating systems. Mr. LeFever was reassigned to the position of Drive Thru's Vice President of Operations in August 1995 and devotes his time to the operational management of Drive Thru. Mr. LeFever is also a principal in Great Burgers, Inc., the franchisee of the RTC food court in Dallas, Texas.

     Richard J. Stark, Director. Mr. Stark is President of Boulder Asset Management, a firm advising several large individual investors. Prior to forming Boulder Asset Management in 1984, Mr. Stark served as Chief Investment Officer of InterFirst Investment Management in Dallas. Previously he was responsible for all individual money management at Standard & Poor's/Intercapital in New York.

     Thomas P. McCarty, Director. Mr. McCarty has spent the last 26 years in the food service industry including eleven years owning and operating his own group of restaurants, working for a major food service distributor, working for and eventually owning a real estate brokerage company which specialized in restaurant real estate and consulting, and he was recently the vice president for development of Rock Bottom Restaurants, Inc. Mr. McCarty has two degrees from the University of Colorado including a B.S. in Accounting and a B.S. in Journalism.

     Alan A. Teran, Director. Mr. Teran has spent the past 26 years working in the restaurant industry, beginning in 1969 as restaurant manager at Cork & Cleaver. In 1971 Mr. Teran was a regional manager for Cork & Cleaver, in 1973 was promoted to Vice President of Operations and in 1976 became President of the company. In October 1981, Mr. Teran acquired the Cork & Cleaver in Boulder, Colorado. He went on to become one of the first franchisees of Le Peep Restaurants in 1983. In addition to being Director of the Company, Mr. Teran is also a Director of Boulder Valley Bank and Trust and Morton's Restaurant Group which is the operator of Morton's Steak Houses and Bertolini's. Mr. Teran graduated from the University of Akron in 1968 with a degree in business.

     David E. Bailey, Director. Mr. Bailey is a director and President of the Erie County Investment Company ("Erie") (of which The Bailey Company is a 77% owned subsidiary). He is also the president of InverWest Development Corporation, a subsidiary of Erie. Mr. Bailey is responsible for managing the day to day operations of Erie and its subsidiaries with primary focus on Erie's real estate and energy businesses. He received his Bachelor of Finance Degree from the University of Colorado and his Masters Degree in Business Administration in Construction Management and Real Estate from the University of Denver in 1993. Mr. Bailey joined Erie in 1980 and became a Director on the Board of the Company in October 1996.

     All seven directors of the Company are elected annually unless no annual shareholders' meeting is held, in which event the directors serve until their successors have been elected and qualified. At this Annual Meeting, the Company's nominees for the seven directorships are each of the foregoing named persons who is currently serving as a director of the Company. The proxies will be voted for the Company's director nominees unless a contrary specification is made in the proxy. All nominees have indicated their willingness to serve as directors of the Company. However, if any nominee is unable or should decline to serve as a director, it is the intention of the persons named in the proxy to vote for such other person as they in their discretion shall determine.

     Officers serve at the discretion of the Board of Directors. The Company does not currently have a nominating committee of the Board of Directors or committees performing similar functions. The Company does however have a compensation committee and an audit committee of the Board of Directors, both of which consist of directors Stark, Teran, McCarty and Geoff Bailey and the audit committee also includes Boyd E. Hoback, the President, Chief Executive Officer and a director of the Company. A majority of the directors in both committees are independent directors. Members of the compensation and audit committees each receive $100 per meeting attended, however where both compensation and audit committee meetings are held at the same gathering only $100 is paid to each attendee with respect to such gathering.

     There are no family relationships among the directors or executive officers except for Geoff Bailey and David Bailey who are brothers and principals of The Bailey Company, L.P., a franchisee and joint venture partner of the Company. David Bailey is also a director and the president and Geoff Bailey is a director and the executive vice president of Erie County Investment Co., which owns 77% of The Bailey Company, L.P. There are no arrangements or understandings between any director and any other person pursuant to which that director was elected except for David Bailey and Geoff Bailey who were elected pursuant to the Series A Convertible Preferred Stock Purchase and Sale Agreement (see "The Bailey Company, L.P.").

     Five meetings of the Board of Directors, one meeting of the compensation committee and one meeting of the audit committee (including regularly scheduled and special meetings) were held during the last full fiscal year. No member of the Board of Directors attended fewer than 80% of the aggregate of the total number of meetings of the Board of Directors. Each non-employee director receives $300 for each Board of Directors meeting attended.

Compliance with Section 16(a) of the Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended September 30, 1998, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except with respect to Boyd Hoback who made one late filing with respect to his Form 5 as a result of an EDGAR system problem and Richard Stark and Alan Teran who each made one late filing with respect to a stock acquisition as a result of an administrative timing error.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows all cash compensation paid by the Company or any of its subsidiaries, as well as other compensation paid or accrued during the fiscal years indicated, to the Chief Executive Officer of the Company as of the end of the Company's last fiscal year (the "Named Executive Officer"). No other executive officers of the Company received cash compensation for such period in all capacities in which the executive officer earned in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                            Long-Term
                                Annual Compensation        Compensation

                                                                      Other(6)
Name & Principal   Fiscal                     Other Annual            (Common
Position            Year   Salary  Bonus(2)   Compensation(3) Options  Stock)
Boyd E. Hoback,    1998   $110,000   -0-         $10,000     10,800(4)   810
President & CEO(1) 1997   $110,000   -0-         $10,000     30,000(5)   827
                   1996   $110,000   -0-         $10,000       -0-       673

_________________________

(1) Elected to these positions on December 16, 1992. During the last three fiscal years he served continuously as an executive officer of Drive Thru.

(2) The Board of Directors approved a bonus plan in fiscal 1995 for Mr. Hoback that was contingent upon certain performance criteria. The plan provided for a bonus of up to 50% of salary for Mr. Hoback. Due to the Company's losses in fiscal 1995 through 1998, no bonuses were awarded to Mr. Hoback.

(3)   Consists of an officers' expense allowance.

(4) Consists of incentive stock options to purchase 8,800 shares and non-statutory stock options to purchase 2,000 shares.

(5)   Consists of cancelled and reissued incentive stock options.

(6)   Consists of 401(k) stock grants to match 50% employee contribution.

Stock Options

     On April 23, 1992, the Board of Directors of the Company adopted an incentive stock option plan (the "1992 ISO Plan") covering 60,000 shares of the Company's Common Stock and a non-statutory stock option plan (the "1992 NSO Plan") covering 30,000 shares of the Company's Common Stock. Since such adoption, the 1992 ISO Plan and 1992 NSO Plan have been amended from time to time to increase the authorized number of shares thereunder. The last such increase was in 1994 when the authorized number of shares under the 1992 ISO Plan were increased to 150,000 and the authorized number of shares under the 1992 NSO Plan were increased to 60,000.

     The employees of the Company who, in the opinion of the Board of Directors, are primarily responsible for the management, promotion and protection of the interests of the Company are eligible to be granted options under the 1992 ISO Plan. As of September 30, 1998 there were approximately twenty-eight key employees who were eligible to be granted options under the 1992 ISO Plan, all of whom have been granted options thereunder. Key employees, directors of the Company and such other persons who, in the opinion of the Board of Directors of the Company, are primarily responsible for the promotion and protection of the interests of the Company are eligible to be granted options under the 1992 NSO Plan. Only members of the Board of Directors and certain officers of the Company have been granted options under the 1992 NSO Plan. All options granted under either plan are exercisable at prices not less than the fair market value of the Common Stock on the date of grant. The plans are administered by the Board of Directors or a committee of two or more directors, as determined by the Board of Directors. The terms of the options granted may not exceed ten years with respect to the 1992 ISO Plan and five years with respect to the 1992 NSO Plan.

     Effective as of October 1, 1998 and pursuant to the recommendations of the Company's compensation committee, the Company issued additional incentive stock options to its employees for the purchase of 42,420 shares of Common Stock. All incentive stock options are subject to vesting schedules, are exercisable at $2.31 per share and expire on October 1, 2008. Also on October 1, 1998 the Company issued non-statutory stock options to each of its directors for the purchase of 24,001 shares of Common Stock and it reissued 10,000 non-statutory stock options which were due to expire in April, 1999. The non-statutory stock options are fully vested, exercisable at $2.31 per share and expire on October 1, 2003. After the foregoing stock option grants, all available authorized stock options under both the 1992 ISO Plan and 1992 NSO Plan have been granted.

     All options are non-transferable other than by will or by the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee.

     The following table shows the stock option grants during the fiscal year ended September 30, 1998 to the Named Executive Officer. All options are fully vested.

                         INDIVIDUAL OPTION GRANTS IN
                     FISCAL YEAR ENDED SEPTEMBER 30, 1998

                                    % of Total
                  No. of Shares     Options Granted
                  Underlying        to Employees in     Exercise   Expiration
Name              Options Granted   Fiscal Year         Price      Date
Boyd E. Hoback       8,800 (1)             21%           $2.50     10/01/2007
                     2,000 (2)            100%(3)        $2.50     10/01/2002

__________________________

(1) Incentive stock options. All options are fully vested. Subsequent to September 30, 1998 Mr. Hoback was granted incentive stock options to purchase 9,590 shares of the Company's common stock as part of the option grants on October 1, 1998 described above. Such options are subject to a four-year vesting schedule.
(2)   Non-Statutory stock options. Subsequent to September 30, 1998 Mr.
      Hoback was granted non-statutory stock options to purchase 11,049 shares (7,000 of which were reissued options that were due to expire in April, 1999) of the Company's common stock as part of the option grants on October 1, 1998 described above.
(3)   Mr. Hoback is the only employee director of the Company.

Options Exercises and Values

     The Named Executive Officer did not exercise any stock options during the last fiscal year of the Company. The fiscal year end value of unexercised options follows:

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                        AND FY-END OPTION VALUES

                                                                 Value
                                                Number      Unexercised
                                             Unexercised    In-the-Money
                                              Options at     Options at
             Shares                     Fiscal Year End(#) Fiscal Year End($)
            Acquired        Value           Exercisable/      Exercisable/
Name      on Exercise(#)  Realized          Unexercisable     Unexercisable
Boyd E.
Hoback         N/A           N/A             43,942/7,920        None (1)

_________________________

(1) The average trading market value of the Common Stock over the past 30 days was approximately $3.25 per share.

Compensation Committee Policies

     In order to retain and motivate executive officers and additional executive talent, the Compensation Committee seeks to maintain compensation programs competitive with those provided by leading companies in the multi-unit restaurant business with similar business focus and dynamics as the Company. The Committee has adopted a compensation strategy to provide (1) base salaries which are competitive but not above industry averages, (2) above-average total annual cash opportunities, through incentives based on operating results, (3) significant long-term incentives based on stock appreciation, and
(4) other benefits for executives which are competitive but not above industry norms. The primary components of the Company's executive compensation package consist of base salary, annual incentive bonus awards and stock option awards as follows:

     Base Salary. In reviewing each executive officer's base salary, the Compensation Committee takes into consideration the executive officer's responsibilities and performance, salaries for comparable positions at other companies, and fairness issues relating to pay for other Company executives. In making salary recommendations or decisions, the committee exercises its discretion and judgment based on those factors.

     Incentive Bonus Awards. The Company has an incentive bonus plan which covers all of the Company's executive officers. The plan is subject to annual amendment at the discretion of the Compensation Committee. The Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors. The Committee has the discretion whether and in what amounts to award any incentive bonuses based on individual performance, unusual business factors, other mitigating factors and performance against the annual plan.

     Stock Option Grants. Employees selected by the Compensation Committee may receive an annual grant of stock options under the 1992 ISO Plan or 1992 NSO Plan (but typically under the 1992 ISO Plan)to purchase a number of shares of common stock. Officers' annual grants are computed by (1) dividing the officer's annual salary and bonus by the current market price of the common stock and (2) multiplying that amount by a factor ranging from zero to two. The Committee may also grant special stock option awards to new members of management and for existing members of management at their discretion.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Drive Thru and RTC historically have been under-capitalized and have found it difficult to obtain required financing without the assistance of certain of their officers and directors, primarily in the form of guarantees of payment of restaurant leases by Mr. James and a former director of the Company. These principally involved obligations of RTC. Neither Mr. James nor the former director receive any compensation in connection with these guarantees. While none of the related party transactions may be deemed to have been negotiated at arms' length, all such transactions were approved by the independent members of the RTC Board of Directors and, in the opinion of Company management, all such transactions were fair and are upon terms which were at least as favorable as could have been obtained from independent third parties. To the extent that Mr. James and the former director continue to be guarantors of such obligations, the Company has agreed to indemnify each of them from any losses that they may incur resulting from such guarantees.

     Mr. Hoback entered into an employment agreement with the Company in May, 1996 that provides for his employment as president and chief executive officer for three years from the date of the agreement at a minimum salary of $110,000 per year, terminable by the Company only for cause. The agreement is renewable annually by the Board of Directors and has been extended through May, 2000.

The Bailey Company, L.P.

     On May 31, 1996, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement with The Bailey Company, L.P. ("TBC") for the purchase by TBC of one million shares of Series A Convertible Preferred Stock. The aggregate purchase price for such shares was $1 million. The Company used the funds received for the development of additional Good Times restaurants. So long as TBC holds two-thirds of the Series A Convertible Preferred Stock and/or the Common Stock acquired by the conversion thereof (i) The Board of Directors may not authorize the issuance of additional shares of preferred stock without the concurrence of TBC and (ii) TBC has the right to elect two directors to the Board of Directors, one of which has the right to serve as Chairman of the Board. David E. Bailey and Geoffrey R. Bailey are the current directors elected by TBC to the Board of Directors, and Geoffrey R. Bailey serves as Chairman of the Board. David E. Bailey is the president and a director and Geoffrey R. Bailey is the executive vice president and a director of The Erie County Investment Company ("Erie") which owns 77% of TBC and should be deemed the beneficial owner of all capital stock of the Company held by TBC.

     Effective August 31, 1998, TBC converted all one million shares of Series A Convertible Preferred Stock into 426,667 shares of Common Stock pursuant to the applicable conversion ratio as extended by the Board of Directors of the Company in consideration for TBC's agreement to guarantee certain loans to the Company. On September 25, 1998 TBC and Erie entered into an agreement with the Company pursuant to which TBC and Erie have agreed to guarantee certain loans to the Company up to the aggregate principal amount of $8,700,000, but not at any one time to exceed $6 million. The Company is obligated to pay TBC and Erie quarterly percentage fees for their guarantees based upon the average outstanding principal and interest of loans guaranteed by them during each calendar quarter. Such fees are payable by the Company either in cash at the rate of .5% or in shares of Common Stock of the Company at the rate of .75%. Any Common Stock so issued is entitled to registration rights to the same extent that the Common Stock issued upon conversion of the Series A Convertible Preferred Stock is entitled pursuant to a Registration Rights Agreement dated May 31, 1996 between the Company and TBC.

     On March 12, 1997 the Company and TBC formed a limited partnership, which is owned 50% by each entity, to own and operate Good Times Drive Thru Burgers(SM) Restaurants. The Company is the general partner and TBC is a limited partner of the limited partnership. Currently, the limited partnership owns one restaurant located in Fort Collins, Colorado.

     On April 1, 1998 the Company moved its corporate headquarters to a building which is owned by TBC and in which TBC also has its corporate headquarters. The Company signed a twelve month lease which includes two one-year extension options with TBC at a competitive market rate. The lease covers 3,356 square feet of office space.

     TBC is also the owner of two franchised Good Times Drive Thru Burgers(SM) Restaurants which are located in Thornton and Loveland, Colorado.

Round The Corner

     In October 1996 RTC filed for Chapter 11 bankruptcy protection. The Company was RTC's only secured creditor and held a lien on the assets of a profitable RTC restaurant. In August 1997, the Company entered into a settlement agreement with RTC to settle all claims and differences between them. The settlement agreement provided for the payment to the Company from RTC of $300,000 and for the assignment to the Company of the two RTC restaurant leases which are guaranteed by the Company. The Company has the right to operate the restaurants without charge under the "RTC" name. The settlement agreement was approved by the Bankruptcy Court on December 19, 1997 and the Company was subsequently paid the $300,000 settlement amount. The Company has recorded an accumulated loss of $550,000 in connection with the RTC bankruptcy.

    PROPOSALS TO INCREASE THE AUTHORIZED NUMBER OF SHARES IN THE COMPANY'S
             INCENTIVE AND NON-STATUTORY STOCK OPTION PLANS

     On October 13, 1998, the Board of Directors of the Company adopted an amendment, subject to shareholder approval, to the Company's 1992 ISO Plan and 1992 NSO Plan to increase the number of shares of Common Stock subject to such plans from 150,000 to 525,000 shares with respect to the 1992 ISO Plan and from 60,000 to 125,000 shares with respect to the 1992 NSO Plan. As of October 1, 1998 there are no remaining authorized shares available under either plan. The increase in the number of shares authorized under the 1992 ISO Plan and 1992 NSO Plan reflects the need of the Company to limit cash compensation to its key employees and the desire of the Board of Directors to retain and motivate key employees by providing equity participation in the Company.

     Also on October 13, 1998, the Board of Directors of the Company determined that if shareholder approval is given to increase the number of shares covered by the 1992 ISO Plan additional options shall be granted as of the date of such shareholder approval to certain executive officers of the Company who would have received such options on October 1, 1998 if a sufficient number of shares were then authorized under the 1998 ISO Plan. The following table sets forth certain information regarding such option grants under the 1992 ISO Plan to the Named Executive Officer:

                             NEW PLAN BENEFITS
                              1992 ISO Plan

                             Dollar Value
         Name/Position       Of Options ($)(1)           Number of Units
Boyd E. Hoback,
President and CEO              not determined              30,361

All current executive
officers as a group            not determined              89,979
_________________________

(1) The exercise price of the incentive stock options will be the closing price of the Company's Common Stock on the date of shareholder approval.

(2)   The number of shares underlying options.

     Provided that a quorum is present, the affirmative vote of a majority of the votes cast at the meeting is required to approve the amendments to increase the number of shares of Common Stock subject to the 1992 ISO Plan and 1992 NSO Plan to 525,000 and 125,000 shares respectively. The Board of
Directors believes the amendments are in the best interests of the Company and its stockholders and recommends that the stockholders vote "FOR" the amendments.

                     INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Hein + Associates as the independent certified public accountants to audit the books, records and accounts of the Company for its 1999 fiscal year. Hein + Associates has served as the Company's independent accountants since 1985 and it is, therefore, familiar with the business and financial procedures with the Company. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity otherwise than as independent accountants.

     A representative of Hein + Associates is expected to be present at the Annual Meeting to answer proper questions and will be afforded an opportunity to make a statement regarding the financial statements.

                         SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 Annual
Meeting of Shareholders must be received by the Company on or before August
15, 1999 in order to be eligible for inclusion in the Company's Proxy
Statement and form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

                            OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy
Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.


                                       BY ORDER OF THE BOARD OF DIRECTORS



December 18, 1998.

                       ANNUAL MEETING OF SHAREHOLDERS
                         GOOD TIMES RESTAURANTS INC.

                                PROXY

The undersigned shareholder of Good Times Restaurants Inc., a Nevada corporation, hereby appoints Boyd E. Hoback, Chief Executive Officer and a
Director of Good Times Restaurants Inc., my proxy to attend and represent me at the annual meeting of the shareholders of the corporation to be held on January 22, 1999 at 2:00 P.M. (MST), and at any adjournment thereof, and to vote my shares on any matter or resolution which may come before the meeting and to take any other action which I could personally take if present at the meeting.

1. Election of Directors: Management has nominated the following seven persons to stand for election. You may note "for" or you may withhold your vote from any of those persons nominated. To date no one has been nominated by anyone other than management.

      a.     Geoffrey R. Bailey                 For        _____
                                                Withhold   _____

      b.     Dan W. James, II                   For        _____
                                                Withhold   _____

      c.     Boyd E. Hoback                     For        _____
                                                Withhold   _____

      d.     Richard J. Stark                   For        _____
                                                Withhold   _____

      e.     Thomas P. McCarty                  For        _____
                                                Withhold   _____

      f.     Alan A. Teran                      For        _____
                                                Withhold   _____

      g.     David E. Bailey                    For        _____
                                                Withhold   _____

2.     Proposal to Increase the Number of Shares Authorized in the 1992
       Incentive Stock Option Plan to 525,000.

RESOLVED, that the number of shares of the Company's Common Stock which are authorized in its 1992 Incentive Stock Option Plan shall be increased from 150,000 to 525,000 shares.


For _______________     Against _____________     Abstain ____________

3.     Proposal to Increase the Number of Shares Authorized in the 1992 Non-
       Statutory Stock Option Plan to 125,000.

RESOLVED, that the number of shares of the Company's Common Stock which are authorized in its 1992 Non-Statutory Stock Option Plan shall be increased from 60,000 to 125,000 shares.


For _______________     Against _____________     Abstain ____________

Failure to check any of these boxes for each proposal will give  Boyd E.
Hoback the authority to vote the proxy at his discretion. This Proxy gives authority to my proxy to vote for me on such other matters as may properly come before this meeting.

                                 Shares Owned:___________________________

                                 Dated:__________________________________



                                  ________________________________________
                                 Signature of Shareholder
                                 (Sign exactly as name appears on certificate)



                                   ________________________________________
                                   Signature if held jointly
